UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2008
TRIAD FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California	333-65107	33-0356705

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7711 Center Avenue, Suite 390
Huntington Beach, California	92647

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 373-8300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
     Item 8.01 Other Events.
          On November 17, 2008, Triad Financial Corporation, or the Company, commenced an offer to purchase for cash up to $90,000,000 aggregate principal amount of its outstanding 11.125% Senior Notes due 2013 on the terms, and subject to the conditions, set forth in that certain Offer to Purchase, dated November 17, 2008, and the Letter of Transmittal accompanying the Offer to Purchase. A copy of the press release announcing the commencement of this offer to purchase the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.
          The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit

99.1	Press release issued by the Company on November 17, 2008, announcing the commencement of the offer to purchase the Notes.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Financial Corporation,
a California corporation

Date: November 17, 2008	By:	/s/ TIMOTHY M. O’CONNOR
	Name:	Timothy M. O’Connor
	Title:	Senior Vice President

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

99.1	Press release issued by the Company on November 17, 2008, announcing the commencing of the offer to purchase the Notes.
Exhibit Index